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                                                                     EXHIBIT 5.1


                     [VALERO ENERGY CORPORATION LETTERHEAD]



                                 April 12, 2002



Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:

                  I am Vice President and Secretary of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with its offering of $300,000,000 aggregate principal amount of 6 1/8% notes due April 15, 2007 (the "2007 Notes"), $750,000,000 aggregate principal amount of 6 7/8% notes due April 15, 2012 (the "2012 Notes") and $750,000,000 aggregate principal amount of 7 1/2% notes due April 15, 2032 (the "2032 Notes" and, together with the 2007 Notes and the 2012 Notes, the "Notes"), which it is offering under the Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (Reg. Nos. 333-84820, 333-84820-01 and 333-84820-02) (the "Registration Statement") filed by the Company and VEC Trust III and VEC Trust IV, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time by the Company and the Trusts of various securities under the Securities Act's Rule 415.

                  The Notes will be issued pursuant to an indenture dated as of December 12, 1997 between the Company and The Bank of New York, as Trustee (the "Senior Indenture").

                  In furnishing this opinion, I or members of my staff have examined and relied without investigation as to matters of fact upon, copies of the Restated Certificate of Incorporation and Restated By-laws of the Company, as amended to date; the Senior Indenture; the Registration Statement and its exhibits; the prospectus included in the Registration Statement; the prospectus supplement dated April 10, 2002 and filed with the Commission on April 11, 2002 under the Securities Act's Rule 424(b)(5); the underwriting agreement, dated April 10, 2002, among the Company and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters, relating to the offering and sale of the Notes (the "Underwriting Agreement"); the resolutions of the Board of Directors of the Company (the "Board") and a special committee of the Board which authorize the issuance of the Notes and approve the terms of the offering and sale of the Notes (collectively, the "Board Action"); corporate records of the Company, including minute books of the Company; certificates of public officials and of representatives of the Company; statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

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Valero Energy Corporation
April 12, 2002
Page 2


                  In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me and (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The Notes, when they have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture and the Board Action, and duly purchased and paid for in accordance with the provisions of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each instance as currently in effect, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                   By: /s/ JAY D. BROWNING
                                       ----------------------------
                                       Jay D. Browning